CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 33 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 18, 1996, relating to the financial statements and financial highlights appearing in the September 30, 1996 Annual Report to Shareholders of Evergreen Fund and Evergreen Aggressive Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
March 18, 1997

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholder
Evergreen Small Cap Value Fund


We consent to the use of our report dated March 18, 1997 incorporated by reference herein.




                                                    KPMG Peat Marwick LLP


Boston, Massachusetts
March 19, 1997